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                                                                     EXHIBIT 4.6

                         CORE MOLDING TECHNOLOGIES, INC.

              AMENDED AND RESTATED LONG-TERM EQUITY INCENTIVE PLAN

                                   ARTICLE ONE

                     ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Core Molding Technologies, Inc., a Delaware corporation formerly known as Core Materials Corporation (hereinafter referred to as the "Company"), hereby amends and restates the incentive compensation plan known as the "Core Molding Technologies, Inc. Long-Term Equity Incentive Plan" (as amended and restated hereby, hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Director Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units and Other Incentive Awards.

         The original Plan became effective as of January 1, 1997 and was approved by the Company's stockholders on May 29, 1997. The Plan shall remain in effect as provided in Section 1.3 hereof. The amendments to the original Plan effected hereby shall become effective as of January 1, 2000 upon approval thereof by the Company's stockholders.

         1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants and Eligible Directors with an incentive for excellence in individual performance; and to promote teamwork.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants and Eligible Directors who make significant contributions to the Company's success and to allow Participants and Eligible Directors to share in the success of the Company.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award or Director Option be granted under the Plan on or after December 31, 2006.

                                   ARTICLE TWO

                                   DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

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         "Award" means, individually or collectively, a grant under this Plan of
Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units, or Other Incentive Awards, but shall not include any Director Option.

         "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

         "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Change in Control" of the Company means the Company or its shareholders entering into one or more agreements to dispose of all or substantially all of the assets or fifty percent (50%) or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions; provided, however, that a "Change in Control" shall not occur in the event that (a) the primary purpose of the transaction is to change the Company's domicile solely within the United States; or (b) the transaction is approved by a majority of the members of the Board of Directors who had either been in office for more than twelve months prior to such transaction or had been elected, or nominated for election by the Company's shareholders, by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve-month period.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

         "Company" means Core Molding Technologies, Inc., a Delaware corporation, and the Company's Subsidiaries, as well as any successor to any of such entities as provided in Article 19 herein.

         "Director" means any individual who is a member of the Board of Directors of the Company.

         "Director Option" means a Nonqualified Stock Option granted to each Eligible Director pursuant to Section 6.9 without any action by the Board or the Committee.

         "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. To the extent that a Participant is not covered under a long-term disability plan, the term "Disability" shall have the meaning ascribed to the term "permanent and total disability" under Section 22(e)(3) of the Code, or any successor provision thereto.

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         "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         "Eligible Director" means, on any date, a person who is serving as a member of the Board who is a Nonemployee Director.

         "Employee" means any employee of the Company. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         "Fair Market Value" shall be determined on the basis of the average of the high and low sale prices on the principal securities exchange on which the Shares are publicly traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

         "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

         "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that it registered pursuant to Section 12 of the Exchange Act, as defined under Section 16 of the Exchange Act.

         "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

         "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company or a Subsidiary.

         "NonQualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

         "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein, but shall not include a Director Option.

         "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         "Other Incentive Award" means an award granted pursuant to Article 10 hereof.

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         "Participant" means an Employee who has outstanding an Award granted under the Plan.

         "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

         "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

         "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

         "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

         "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

         "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

         "Retirement" means the normal retirement date on which a Participant qualifies for full retirement benefits under the Company's qualified retirement plan, as identified by the Committee. In the event that a Participant is not covered under any qualified retirement plan maintained by the Company, the term "Retirement' shall mean the date on which such Participant attains age 65.

         "Shares" means the shares of common stock of the Company.

         "Share Pool" means the number of shares authorized for issuance under paragraph 4.1, as adjusted for awards and payouts under paragraph 4.2 and as adjusted for changes in corporate capitalization under paragraph 4.3.

         "Stock Appreciation Right" or "SARA" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

         "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.

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         "Tandem SAR" means an SAR that is granted in connection with a related
Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                                  ARTICLE THREE

                                 ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Notwithstanding any provision contained herein, to the extent that any Award is designed to comply with the Performance-Based Exception, the Committee shall satisfy the requirements contained in Section 1.162-27(c)(4) of the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code. For purposes of granting Awards under the Plan, the Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6.9 or regarding the terms of any Director Option, including, without limitation, the number of Shares subject to such Director Option, the timing of the grant or the exercisability of such Director Option or the exercise price per Share of such Director Option.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

                                  ARTICLE FOUR

                  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

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         4.1      NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be Three Million (3,000,000.00). The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

         Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the
Plan:

                  (a) The maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Incentive Awards paid out in Shares) that may be granted or that may vest, as applicable, in any fiscal year pursuant to any Award held by any Named Executive Officer shall be Two Hundred Thousand (200,000). For this purpose, to the extent that any Option is canceled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations under Section 162(m) of the Code, such canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to a Named Executive Officer under the Plan; and

                  (b) The maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash), or Other Incentive Awards paid out in cash) with respect to Awards granted in any fiscal year which may be made to any Named Executive Officer shall be One Hundred Twenty-Five Thousand Dollars ($125,000).

         4.2 LAPSED AWARDS. If any Award or Director Option granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award or Director Option again shall be available for the grant of an Award or Director Option under the Plan.

         4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the Share Pool and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6.9.

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                                  ARTICLE FIVE

                          ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers and key employees of the Company, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

         5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Each Eligible Director shall receive nondiscretionary Director Options in accordance with, and only in accordance with, Section 6.9 hereof.

                                   ARTICLE SIX

                                  STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted, either by the Committee or the Board, to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee or the Board shall have the authority to grant Incentive Stock Options or to grant Nonqualified Stock Options or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate Fair Market Value of Shares (determined at the time that such Option is granted) for which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written Award Agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

         6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

         6.3 OPTION PRICE. Unless otherwise designated by the Committee at the time of grant, the Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, owns (within the meaning of Section 425(d) of the Code) more than ten

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percent of the voting power of all classes of stock of the Company or a subsidiary, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

         6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that in the case of an Incentive Stock Option, an Employee may not exercise such Incentive Stock Option after (a) the date which is ten years (five years in the case of a Participant who owns more than ten percent of the voting power of the Company or a subsidiary) after the date on which such Incentive Stock Option is granted; or (b) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an Employee of the Company or a subsidiary.

         6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of
(a) and (b).

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8 TERMINATION OF EMPLOYMENT. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

         6.9 DIRECTOR OPTIONS. Notwithstanding anything else contained herein to the contrary, each Eligible Director shall receive, on April 16, 1997, provided that the Eligible

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Director is serving as a member of the Board on such date, a grant of a Director
Option to purchase 35,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. Each Eligible Director who is first elected to the Board after April 16, 1997 shall receive, on the day following such election, a grant of a Director Option to purchase 35,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. A Director Option shall be exercisable until the earlier to occur of the following two dates: (a) the tenth anniversary of the date of grant of such Director Option; or (b) twelve months after the Date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Option shall be canceled on the date he ceases to be a member of the Board. Each Director Option shall vest twenty percent (20%) on the annual anniversary date after the date of grant; and any unvested Director Options shall be forfeited by the Eligible Director if he terminates his service on the Board prior to satisfaction of such vesting requirement. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6.6. Each Director Option shall be evidenced by an agreement between the Company and the Eligible Director.

         6.10     NONTRANSFERABILITY OF OPTIONS AND DIRECTOR OPTIONS.

         (A) INCENTIVE STOCK OPTIONS AND DIRECTOR OPTIONS. No ISO or Director Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs and Director Options granted to a Participant or Eligible Director under the Plan shall be exercisable during his or her lifetime only by such Participant or Eligible Director.

         (B) NON-QUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                  ARTICLE SEVEN

                            STOCK APPRECIATION RIGHTS

         7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

         The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

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         Unless otherwise designated by the Committee at the time of grant, the grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

         7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         7.5 TERM OF SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten
(10) years.

         7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

         (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in Restricted Shares of equivalent value, or in some combination thereof.

         7.7 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement

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entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

         7.8 NON-TRANSFERABILITY OF SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                                  ARTICLE EIGHT

                                RESTRICTED STOCK

         8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

         8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 OTHER RESTRICTIONS. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

         The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

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         8.5      VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

         8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant of vesting of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

         8.7 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the cases of terminations connected with a Change in Control, terminations by reason of death or Disability, and except for Restricted Shares paid to Participants upon SAR exercise, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination.

                                  ARTICLE NINE

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

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         9.3      EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

         9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

         At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

         9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise designated by the Committee, and set forth in the Participants Award Agreement, in the event the employment of a Participant is terminated due to death, Disability or Retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period and shall further be adjusted based on the achievement of the preestablished performance goals.

         Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

         9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

         9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a

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Participant's rights under the Plan shall be exercisable during the
Participant's lifetime only by the Participant or the Participant's legal representative.

                                   ARTICLE TEN

                             OTHER INCENTIVE AWARDS

         10.1 GRANT OF OTHER INCENTIVE AWARDS. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

         10.2 OTHER INCENTIVE AWARD AGREEMENT. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

         10.3 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

         10.4 FORM AND TIMING OF PAYMENT OF OTHER INCENTIVE AWARDS. Payment of Other Incentive Awards shall be made at such times and in such form, in cash, in Shares, or in Restricted Shares (or a combination thereof), as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Shares and/or Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

                                 ARTICLE ELEVEN

                              PERFORMANCE MEASURES

         Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives, as reported on the Company's annual 10-K report:

         (a) Return on Assets ("ROA") which equals net income divided by total assets.

         (b) Return on Sales ("ROS") which equals net income divided by net sales.

         (c) Return on Equity ("ROE") which equals net income divided by total equity.

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         (d)      Cash Flow Return on Investment ("CFROI") which equals net cash flows divided by owner's equity.

         (e)      Operating Income.

         (f) Earnings Before Income Taxes ("EBIT") which equals net income plus taxes.

         (g)      Net Earnings which equals net earnings as reported.

         (h)      Earnings Per Share.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee may make such grants for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above. To the extent that the Committee determines that it is advisable to grant Awards in compliance with the Performance-Based Exception, the Committee must certify, in writing, prior to the payment of any compensation under the Award, that the performance goals and any other material terms were in fact satisfied.

                                 ARTICLE TWELVE

                             BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                ARTICLE THIRTEEN

                                    DEFERRALS

         The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                ARTICLE FOURTEEN

                               RIGHTS OF EMPLOYEES

         14.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         14.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this plan, or, having been so selected, to be selected to receive a future Award.

                                 ARTICLE FIFTEEN

                                CHANGE IN CONTROL

         15.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

                  (a) Any and all Options, Director Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term, and any cash or property received upon exercise of any Option or SAR shall be free from further restriction;

                  (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; and

                  (c) Unless otherwise specified in Participant's Award Agreement at time of grant, the target payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out to Participants (in Shares for Awards normally paid in Shares and in cash for Awards normally paid in cash) within thirty (30) days following the effective date of the Change in Control a pro rata portion of all targeted Award opportunities associated with such outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date.

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         15.2     TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE IN CONTROL
PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended or modified to affect adversely any Award or Director Option theretofore granted under the Plan without the prior written consent of the Participant or Eligible Director with respect to said Participant's or Eligible Director's outstanding Awards or Director Options.

                                 ARTICLE SIXTEEN

                     AMENDMENT, MODIFICATION AND TERMINATION

         16.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment may be made to Section 6.9 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes in the Code or the rules thereunder. The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

         16.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         16.3     COMPLIANCE WITH CODE SECTION 162(m). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 16, make any adjustments it deems appropriate.

                                ARTICLE SEVENTEEN

                                   WITHHOLDING

         17.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, Director Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants or Eligible Directors may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which

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could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant or Eligible Director, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                ARTICLE EIGHTEEN

                                 INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                ARTICLE NINETEEN

                                   SUCCESSORS

         All obligations of the Company under the Plan with respect to Awards or Director Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                 ARTICLE TWENTY

                               LEGAL CONSTRUCTION

         20.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, the plural shall include the singular, and the singular shall include the plural.

         20.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         20.3 REQUIREMENTS OF LAW. The granting of Awards or Director Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations,

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and to such approvals by any governmental agencies or national securities exchanges as may be required.

         20.4 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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